EXHIBIT 10.3

Execution Version

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this February 13, 2007, by and among TRANSCANADA PIPELINES LIMITED, a Canada corporation  (together with its successors and any permitted assigns, the “Subordinated Creditor”),(1) TC PIPELINES, LP a Delaware limited partnership (the “Borrower”) and SUNTRUST BANK, as Administrative Agent for all Senior Lenders party to the Senior Credit Agreement defined below (“Administrative Agent”).

R E C I T A L S

A.            The Borrower, Administrative Agent and Senior Lenders (as hereinafter defined) have entered into an Amended and Restated Revolving Credit and Term Loan Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrower.

B.            The Borrower and Subordinated Creditor have entered into a Subordinated Loan Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Loan Agreement”), pursuant to which Subordinated Creditor is extending credit to the Borrower as evidenced by a Subordinated Note of even date herewith in the principal amount of up to $300,000,000 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”).

C.            As an inducement to and as one of the conditions precedent to the agreement of Administrative Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Administrative Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Borrower in order to set forth the relative rights and priorities of Administrative Agent, Senior Lenders and Subordinated Creditor under the Senior Loan Documents and the Subordinated Loan Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Administrative Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

(1)  If additional subordinated lenders are added, this agreement will need to be revised accordingly.

1.             Definitions. Terms defined in the Senior Credit Agreement are used herein with the same meanings. The following terms shall have the following meanings in this Agreement:

“Administrative Agent” shall mean SunTrust Bank, as Administrative Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as Administrative Agent for purposes of the Senior Loan Documents and this Agreement.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Borrower or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower or any such guarantor.

“Permitted Subordinated Debt Payments” means (a) regularly scheduled payments of interest on the Subordinated Note due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Loan Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, provided that such cash payments of interest cannot exceed 6% of then outstanding principal amount of the Subordinated Note and (b) so long as the total principal amount outstanding with respect to the Senior Debt is less than $600,000,000 and so long as no Default or Event of Default exists or would occur as a result thereof, voluntary payments of principal of the Subordinated Note, in whole or in part, by the Borrower with the proceeds of the issuance of common units by the Borrower, provided that no other payments (either mandatory or voluntary prepayments) of principal of the Subordinated Note shall constitute Permitted Subordinated Debt Payments.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Borrower or any of its subsidiaries.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Borrower or any guarantor from time to time owed to Administrative Agent or any Senior Lender under the Senior Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest thereon and all fees, costs and expenses owed thereunder or pursuant thereto, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Loan Document is outstanding.

“Senior Default” shall mean any  “Event of Default” as that term is defined the Senior Loan Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Default Notice” shall mean a written notice from Administrative Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Senior Lenders” shall mean the holders of the Senior Debt from time to time.

“Senior Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Debt” shall mean all of the debts, liabilities and obligations of the Borrower, or any guarantor, to Subordinated Creditor evidenced by, incurred pursuant to, or arising from the Subordinated Loan Documents.

“Subordinated Loan Documents” shall mean the Subordinated Note, theSubordinated Loan Agreement and any guaranty with respect to the Subordinated Debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Debt Default” shall mean any  “Event of Default” as that term is defined the Subordinated Loan Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Subordinated Debt Default Notice” shall mean a written notice from Subordinated Creditor or the Borrower to Administrative Agent pursuant to which Administrative Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

2.                                      Subordination.

2.1          Subordination of Subordinated Debt to Senior Debt. The Borrower covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Loan Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt and termination of all lending commitments under the Senior Loan Documents. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2          Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Borrower or any of its Subsidiaries:

(a)           All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)           Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debtshall be paid or delivered directly to Administrative Agent (to be held and/or applied by Administrative Agent in accordance with the terms of the Senior Loan Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Administrative Agent. Subordinated Creditor also irrevocably authorizes and empowers Administrative Agent, in its name or in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)           Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the creation, attachment, enforceability, validity of the Senior Debt.  None of the Subordinated Creditors will take any action that would interfere with any exercise of any remedies undertaken by the Administrative Agent or any other Senior Secured Party under the Senior Loan Documents.  No Subordinated Creditor shall object to any provision in any DIP financing relating to any provision or content of a plan of reorganization or to any plan of reorganization supported by the Senior Lenders.

(d)           Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Administrative Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Administrative Agent its attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim and (ii) vote such claim in any such Proceeding; provided Administrative Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Administrative Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

(e)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding or otherwise, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3          Subordinated Debt Payment Restrictions.

(a)           Notwithstanding the terms of the Subordinated Loan Documents, the Borrower hereby agrees that it may not make, directly or indirectly, and Subordinated Creditor hereby agrees that it will not accept, take or claim from the Borrower or any guarantor, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated, other than Permitted Subordinated Debt Payments subject to the terms of Section 2.2; provided, however, that the Borrower and Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by the Borrower, directly or indirectly, or accepted, taken or claimed by Subordinated Creditor from the Borrower or any guarantor if, at the time of such payment a Senior Default exists or would result therefrom and such Senior Default shall not have been waived.

(b)           The Borrower may resume Permitted Subordinated Debt Payments in respect of the Subordinated Debt or any judgment with respect thereto in the case of a Senior Default referred to in paragraph (a) of this Section 2.3, upon a waiver thereof.

(c)           No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Borrower shall have received a written waiver from Administrative Agent or all Senior Lenders.

(d)           Notwithstanding any provision of this Section 2.3 to the contrary, the failure of the Borrower to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Loan Documents.

2.4          Subordinated Debt Standstill Provisions.       Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Administrative Agent, take any Enforcement Action with respect to the Subordinated Debt.  Notwithstanding the foregoing, any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in breach of this Section 2.4 shall in any event be held in trust by it for the benefit of Administrative Agent and Senior Lenders and promptly be paid or delivered to Administrative Agent for the benefit of Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

2.5          Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted, taken or claimed by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, whether from Borrower or any guarantor,  such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Administrative Agent and Senior Lenders and shall be promptly paid over to Administrative Agent for application (in accordance with the Senior Loan Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6          Sale, Transfer or other Disposition of Subordinated Debt.

(a)           Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Loan Document:(i) withoutgiving prior written notice of such action to Administrative Agent,(ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Administrative Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Administrative Agent and Senior Lenders arising under this Agreement, and (iii) unless, following the consummation of any such action, there shall beno more than four holders of the Subordinated Debt.

(b)           Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.

2.8          Legends. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of February 13, 2007 among TRANSCANADA PIPELINES LIMITED(2) (the “Subordinated Creditor”), TC PIPELINES, LP (the “Borrower”) and SunTrust Bank (“Administrative Agent”), to the indebtedness (including interest) owed by the Borrower pursuant to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 13, 2007, among the Borrower, Administrative Agent and the lenders from time to time party thereto, as suchAmended and Restated Revolving Credit and Term Loan Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.             Modifications.

3.1          Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

(2)  If additional subordinated lenders are added, this legend will need to be revised accordingly.

3.2          Modifications to Subordinated Loan Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Creditor shall not, without the prior written consent of Administrative Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or cash pay rate of interest) on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take any liens or security interests in any assets of the Borrower or any guarantor of the Subordinated Debt or (g) change or amend any other term of the Subordinated Loan Documents if such change or amendment would result in a Senior Default, increase the obligations of the Borrower or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner materially adverse to the Borrower, any such guarantor or Senior Lenders.

4.                                      Representations and Warranties.

4.1                               Representations and Warranties of Subordinated Creditor.  Subordinated Creditor hereby represents and warrants to Administrative Agent and Senior Lenders that as of the date hereof: (a) Subordinated Creditor is a corporationduly formed and validly existing under the laws of Canada; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Loan Documents and the Subordinated Debt; and (f) the Subordinated  Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Borrower.

4.2          Representations and Warranties of Administrative Agent.  Administrative Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Administrative Agent is a corporation duly formed and validly existing under the laws of the State of Georgia; (b) Administrative Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Administrative Agent will not violate or conflict with the organizational documents of Administrative Agent, any material agreement binding upon Administrative Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Administrative Agent, enforceable against Administrative Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.                                      Subrogation.  Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Loan Documents, Subordinated Creditor shall be subrogated to the rights of Administrative Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Administrative Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Administrative Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Borrower and Subordinated Creditor, a payment by the Borrower to or on account of the Senior Debt.

6.                                      Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Administrative Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.                                      Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.                                      Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York, New York time or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

TransCanada PipeLines Limited

c/o TransCanada Corporation

450 1st Street SW

Calgary, AB T2P 5H1

Attention:           Corporate Secretary

Telecopy:           (403) 920-2200

If to Borrower:

TC PipeLines, LP

c/o TC PipeLines GP

450-1 Street SW

Calgary, AB T2P5H1

Attention:  Corporate Secretary

Telecopy Number:  (403) 920-2467

With a copy to:

TC PipeLines, LP

c/o TC PipeLines GP

450-1 Street SW

Calgary, AB T2P5H1

Attention:  Vice President and Treasurer

Telecopy Number:  (403) 920-2358

If to Administrative Agent or Senior Lenders:

SunTrust Bank

303 Peachtree Street, N. E.

Atlanta, Georgia 30308

Attention:  David Edge

Telecopy Number:  (404) 827-6270

With a copy to:

SunTrust Bank

Agency Services

303 Peachtree Street, N. E./ 25th Floor

Atlanta, Georgia 30308

Attention: Ms. Dorris Folsom

Telecopy Number: (404) 658-4906

and

King & Spalding LLP

1180 Peachtree Street, N.W.

Atlanta, Georgia 30309

Attention: W. Todd Holleman

Telecopy Number: (404) 572-5128

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9.                                      Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Administrative Agent, Senior Lenders, Subordinated Creditor and the Borrower. To the extent permitted under the Senior Loan Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10.                               Relative Rights.         This Agreement shall define the relative rights of Administrative Agent, Senior Lenders and Subordinated Creditor with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms.   Nothing in this Agreement shall (a) impair, as among the Borrower, Administrative Agent and Senior Lenders and as between the Borrower and Subordinated Creditor, the obligation of the Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Administrative Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Borrower.

11.                               Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

12.                               Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.                               Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.                               Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Loan Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

16.                               Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

17.                               CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITOR AND THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR AND THE BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITOR AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR AND THE BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND ADMINISTRATIVE AGENTS OF

SUBORDINATED CREDITOR, THE BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING ADMINISTRATIVE AGENTS OF SUBORDINATED CREDITOR OR THE BORROWER, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  EACH OF SUBORDINATED CREDITOR AND THE BORROWER AGREES THAT ADMINISTRATIVE AGENT’S OR ANY SENIOR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  EACH OF SUBORDINATED CREDITOR AND THE BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY ADMINISTRATIVE AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

18.                               WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, THE BORROWER AND ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH OF SUBORDINATED CREDITOR, THE BORROWER AND ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, THE BORROWER AND ADMINISTRATIVE AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(Signature Page follows)

IN WITNESS WHEREOF, Subordinated Creditor, the Borrower and Administrative Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

TRANSCANADA PIPELINES LIMITED

By	/s/ Donald R. Marchand
Name:	Donald R. Marchand
Title:	Vice President, Finance & Treasurer

By	/s/ Donald J. DeGrandis
Name:	Donald J. DeGrandis
Title:	Secretary

BORROWER:

TC PIPELINES, LP,

By	/s/ Mark Zimmerman
Name:	Mark Zimmerman
Title:	President

By	/s/ Donald J. DeGrandis
Name:	Donald J. DeGrandis
Title:	Secretary

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President